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EXHIBIT 23.2

Consent of Independent Certified Public Accountants

        We have issued our report dated February 17, 2004 (except as to Note 11, for which the date is March 23, 2004), accompanying the financial statements of Spherix Incorporated, contained by reference in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

Grant Thornton LLP

Vienna, Virginia
June 10, 2004

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Consent of Independent Certified Public Accountants